Exhibit 3.122
BY-LAWS

OF

KANSAS HEALTHCARE MANAGEMENT COMPANY, INC.
ARTICLE I — OFFICES
          SECTION 1. Principal Office. The principal office for the transaction of the business of the Corporation is hereby located at 327 Chestnut, Halstead, Kansas.
          SECTION 2. Registered Office. The Corporation, by resolution of its Board of Directors, may change the location of its registered office as designated in the Articles of Incorporation to any other place in Kansas. By like resolution the resident agent at such registered office may be changed to any other person or corporation, including itself. Upon adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged and filed with the Secretary of State, and such other filings may be made as required by law.
          SECTION 3. Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places within or without the State of Kansas as the stockholders may designate or as the business of the corporation may from time to time require.
ARTICLE II — SHAREHOLDERS
          SECTION 1. Place of Meetings. All Annual Meetings of Shareholders and all other meetings of shareholders shall be held at the principal place of business unless another place within or without the State of Kansas is designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.
          SECTION 2. Annual Meetings. The Annual Meetings of the Shareholders shall be held within thirty (30) days of the organization of this Corporation, and annually thereafter. At such meeting, Directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.
     Written notice of each Annual Meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to

          SECTION 6. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any business meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
          SECTION 7. Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
          SECTION 8. Action Without Meeting. Any action which, under any provision of the Delaware Corporation Code, may be taken at a meeting of the shareholders, except approval of an agreement for merger or consolidation of the Corporation with other corporations, or a sale of all or substantially all of the corporate property, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation, or such other procedure followed as may be prescribed by statute.
          SECTION 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent, and filed with the Secretary of the Corporation; provided that no such proxy shall be valid after the expiration of one (1) year from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force.
          SECTION 10. Inspection of Corporate Records. The stock ledger or duplicate stock ledger, the books of account, and minutes of proceedings of the shareholders, the Board of Directors and of executive committees of Directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate within five (5) days of such demand during ordinary business hours if for a purpose reasonably related to his interests as a shareholder, or as the holder of such voting trust certificate. A list of shareholders entitled to vote shall be exhibited at any reasonable time and at meetings of the shareholders when required by the demand of any shareholder at least twenty (20) days prior to the meeting. Such inspection may be made in person or by an agent or attorney authorized in writing by a shareholder, and shall include the right to make abstracts. Demand of inspection other than at a shareholders’ meeting shall be

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the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than fifty (50) days before each Annual Meeting, and shall specify the place, the day and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute. If this By-Law as to the time and place of election of Directors is changed, such notice shall be given to shareholders at least twenty (20) days prior to such meeting.
          SECTION 3. Special Meetings. Special Meetings of the Shareholders, for any purpose or purposes whatsoever, may be called at any time by the President or by the Board of Directors. Except in special cases where other express provision is made by statute, notice of such Special Meetings shall be given in the same manner as for Annual Meetings of Shareholders. Notices of any Special Meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.
          SECTION 4. Adjourned Meetings and Notice Thereof. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of an initial quorum, no other business may be transacted at such meeting.
     When any shareholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, if the time and place thereof are announced at the meeting at which such adjournment is taken.
          SECTION 5. Voting. Unless the Board of Directors has fixed in advance (pursuant to Article V, Section 1) a record date for purposes of determining entitlement to vote at the meeting, the record date shall be as of the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting shall be held. Such vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Every shareholder entitled to vote at any election for Directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principal among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

made in writing upon the President, Secretary, Assistant Secretary or General Manager of the Corporation.
          SECTION 11. Inspection of By-Laws. The Corporation shall keep in its principal office for the transaction of business the original or a copy of these By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at such reasonable times during ordinary business hours.
ARTICLE III — DIRECTORS
          SECTION 1. General Powers. Subject to limitations of the Articles of Incorporation, of the By-Laws, and of the Kansas Corporation Code as to action which shall be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by the By-Laws; all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to-wit:
          First — To alter, amend or repeal the By-Laws of the Corporation.
          Second — To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or the By-Laws, fix their compensation, and require from them security for faithful service.
          Third — To conduct, manage, and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with the law, or with the Articles of Incorporation or the By-Laws, as they may deem best.
          Fourth — To change the principal office and registered office for the transaction of the business of the Corporation from one location to another as provided in Article I hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Kansas, as provided in Article I, Section 3 hereof; to designate any place within or without the State of Kansas for the holding of any shareholders’ meeting or meetings, except Annual Meetings; to adopt, make and use a corporate seal, to prescribe the forms of certificates from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of law.
          Fifth — To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.
          Sixth — To borrow money and incur indebtedness for purposes of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefore.
          Seventh — To appoint an executive committee and other committees, and to delegate to such committees any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal By-Laws.
          SECTION 2. Number and Qualification of Directors. The authorized number of Directors of the corporation shall be not less than one nor more than two until changed by amendment to this By-Law. Directors need not be shareholders.
          SECTION 3. Election and Term of Office. The Directors shall be elected at each Annual Meeting of Shareholders, but if any such Annual Meeting is not held, or the Directors are not elected thereat, the Directors may be elected at a Special Meeting of Shareholders held for that purpose as soon thereafter as conveniently may be. All Directors shall hold office until their respective successors are elected. A Director can be removed from office at any time for good cause, however, by a majority vote of the shareholders, and he may be removed without cause by a majority vote of the shareholders, unless he shall have sufficient shareholder support that by use of cumulative voting he would otherwise be able to maintain his position on the Board in a regular election of Board members.
          SECTION 4. Vacancies. Vacancies on the Board of Directors may be filled by a majority of the remaining Directors, although less than a quorum, or by a sole remaining Director. If at any time, by reason of death, resignation, or other cause, the corporation should have no Directors in office, then any officer or any stockholder or any executor, administrator, trustee or guardian of a stockholder or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may call a Special Meeting of the Stockholders in accordance with the provisions of these By-Laws, or may apply to the District Court for a decree summarily ordering election as provided for by the Kansas Corporation Code. Each Director so elected shall hold office until his successor is elected at an Annual or a Special Meeting of the Shareholders.
     A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fall at any Annual or Special Meeting of Shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at the meeting, or if any Director or Directors elected shall refuse to serve.
          The Shareholders holding at least fifty-one percent (51%) of the outstanding voting stock may call a meeting at any time to fill any vacancy or vacancies not filled by the Directors, or if the Board of Directors filling a vacancy constitutes less than a majority of the whole Board, as constituted immediately prior to any increase in the number of Directors.
     If the Board of Directors accepts the resignation of a Director rendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.
     No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.
          SECTION 5. Place of Meeting. Regular and Special Meetings of the Board of Directors shall be held at any place within or without the State of Kansas which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, all meetings shall be held at the principal office of the Corporation.
          SECTION 6. Organizational Meeting. Immediately following each Annual Meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.
          SECTION 7. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as the Board of Directors may from time to time designate in advance of such meetings; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.
          SECTION 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or, if he is absent or unable or refuses to act, by the Secretary or by any other Director. Notice of such Special meetings, unless waived by attendance thereat or by written consent to the holding of the meeting, shall be given by written notice mailed at least five (5) days before the date of such meeting or be hand delivered or notified by telegram at least two (2) to four (4) days before the date such meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the Director at his residence or usual place of business. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company.
          SECTION 9. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.
          SECTION 10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
          SECTION 11. Quorum. A majority of the total number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. The Directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.
          SECTION 12. Meetings by Telephone. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.
          SECTION 13. Adjournment. A majority of the Directors present may adjourn any Directors’ meeting to meet again at a stated day and hour or until the time fixed for the next regular meeting of the Board.
          SECTION 14. Fees and Compensation. Directors shall not receive any stated salary for their services as Directors, but, by resolution of the Board, adopted in advance of, or after the meeting for which payment is to be made, a fixed fee, with or without expenses of attendance, may be allowed one or more of the Directors for attendance at such meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.
ARTICLE IV — OFFICERS

          SECTION 1. Officers. The officers of the corporation shall be a President, Secretary and Treasurer, The corporation may also have, at the discretion of the Board of Directors. a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.
          SECTION 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.
          SECTION 3. Subordinate Officers. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall have authority and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.
          SECTION 4. Compensation of Officers. Officers and other employees of the corporation shall receive such salaries or other compensation as shall be determined by resolution of the Board of Directors, adopted in advance or after the rendering of the services, or by employment contracts entered into by the Board of Directors. The power to establish salaries of officers, other than the President or Chairman of the Board may be delegated to the President, Chairman of the Board, or a committee.
          SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.
          SECTION 6. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
          SECTION 7. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of’ Directors or prescribed by these By-Laws.

          SECTION 8. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.
          SECTION 9. Vice-President. In the absence or disability of the President, the Vice-President, if any, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.
          SECTION 10. Secretary. The Secretary shall keep, or cause to be kept, a Record of Minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.
     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a stock ledger, or a duplicate stock ledger, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.
     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.
          SECTION 11. Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Director.
     The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.
ARTICLE V — MISCELLANEOUS
          SECTION 1. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty (60) days prior to the date of the meeting or event for purposes of which it is fixed. When a record is so fixed, only shareholders who are such of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.
     The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.
          SECTION 2. Indemnification of Directors and Officers. When a person is sued, or prosecuted in a criminal action, either alone or with others, because he is or was a Director or officer of the corporation, or of another corporation serving at the request of this corporation, in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys’ fees incurred in the defense of the proceedings, if both of the following conditions exist:
(a) The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the Court.
(b) The court finds that his conduct fairly and equitably merits such indemnity.

     The amount of such indemnity which may be assessed against the corporation. its receiver, or its trustee, by the court in the same or in a separate proceeding shall be so much of the expenses, including attorneys’ fees incurred in the defense of the proceedings, as the court determines and finds to be reasonable. Application for such indemnity may be made either by the person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order the fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceeding. Notice of the application for such indemnity shall be served upon the corporation, its receiver, or its trustee, and upon the plaintiff and other parties to the proceeding. The court may order notice to be given also to the shareholders in the manner provided in Article II, Section 2, for giving notice of shareholders’ meetings, in such form as the court directs.
          SECTION 3. Checks. Drafts. Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
          SECTION 4. Annual Report. No annual report to shareholders shall be required, but the Board of Directors may cause to be sent to the shareholders reports in such form and at such times as may be deemed appropriate by the Board of Directors.
          SECTION 5. Contracts. Deeds. Etc. — How Executed. The Board of Directors, except as in these By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable of any purpose in any amount, provided, however, that any deeds or other instruments conveying lands or any interest therein shall be executed on behalf of the corporation by the President or Vice-President, if there be one, or by any agent or attorney so authorized under letter of attorney or other written power which was executed on behalf of the corporation by the President or Vice-President.
          SECTION 6. Certificates of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the President or Vice-President, if there be any, and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and Secretary, or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.
          The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1000) shares of no par value common stock.
          Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or these By-Laws may provide; provided, however, that any such certificate so issued prior to full payment shall state on its face or back the total amount of the consideration to be paid, the amount paid thereon and the terms by which the amount remaining unpaid is to be paid.
          SECTION 7. Stock Sale or Transfer. Until such time as the Board of Directors shall act by corporate resolution and pursuant to the provisions set forth in Section 1 of this Article V, the following wording shall appear on the face of all Stock Certificates: “Sale and/or Transfer hereof is subject to Section 7 of Article V of the By-Laws of this corporation.” Specifically, said wording shall always refer to the following restrictions and limitations on the Sale and/or Transfer of corporate stock:
Before there can be a valid sale or transfer of any of the common stock of this corporation, the older of said stock to be sold or transferred shall give at least thirty (30) days’ notice in writing to the corporation and to each of the stockholders of record of his desire to sell and transfer said stock, which notice shall set forth fully the price, terms, and conditions of any existing bona fide offer to purchase and the name of the person making said offer. Said written notice shall be sent by certified or registered mail to the corporation at its registered office and to each of the record holders of common stock at his or her last known address. The corporation shall have the exclusive right for a periof of fifteen (15) days from the receipt by the corporation of said written notice within which to elect to purchase said stock at the same price and upon the same terms and conditions as those contained in said bona fide offer to purchase. If the corporation chooses not to purchase said stock, it shall mail each record holder written notice by certified or registered mail and such record holders of said common stock shall have the exclusive right for a period of thirty (30) days after the corporation’s election not to purchase, to purchase said stock at the same price and upon the same terms and conditions as those contained in said bona fide offer of purchase, provided, that if any of said record holders of common stock elect to purchase said stock being offered for sale, they shall mail by certified or registered mail to said holders desiging to sell written notice of such election to purchase. In the event two or more record holders of common stock so elect to purchase the stock being offered for sale, each shall have the right to purchase the proportion of said stock being offered which the number of shares of common stock of the corporation owned by him bears to the total number of shares of stock owned by all those electing to purchase. If no record holder of common stock elects to purchase, then said holder desiging to sell may accept the bona fide offer to purchase and make a valid sale and transfer of the stock which he is offering for sale, but only upon the terms and conditions contained in said notice. In the event the party desiring to sell and transfer stock of the corporation procures and files with the Secretary of the corporation the written consent and waiver of the provision and restriction contained in this paragraph, signed by the corporation and also signed by all the other record holders of common stock of this corporation, then such party shall have the right to make a valid sale and transfer of said stock, without being required to comply with the provisions hereof.
          SECTION 8. Representation of Securities or Other Corporations or Entities. The President or any Vice-President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all securities of any other corporation or entity standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all securities held by the corporation in any other corporation or entity may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.
          SECTION 9. Fiscal Year. The Board of Directors shall have the power to fix and from time to time change the fiscal year of the corporation. The corporation shall initially have as its fiscal year that annual period ending December 31 of each year.
ARTICLE VI — AMENDMENTS
          SECTION 1. Power of Directors. New By-Laws may be adopted or these By-Laws may be amended or repealed by a majority vote of the Board of Directors at any regular or special meeting thereof, provided, however, that the time and place fixed by the By-Laws for the annual election of Directors shall not be changed within sixty (60) days next preceding the date on which such elections are to be held. Notice of any amendment of the By-Laws by the Board of Directors shall be given to each stockholder having voting rights within ten (10) days after the date of such amendments by the Board.

CERTIFICATE OF SECRETARY
I, the undersigned, do hereby certify:
(1) That I am the Secretary of the Meeting of the Directors of KANSAS HEALTHCARE MANAGEMENT COMPANY, INC., a Kansas Corporation, and;
(2) That the foregoing By-Laws, comprising fourteen (14) pages, constitute the original By-Laws of said Corporation, as duly adopted at the first meeting of the Directors thereof duly held on the 12th day of September, 1997.

/s/ David Hile
DAVID HILE
Secretary